Exhibit 99.1

RELEASE AND WAIVER

THIS RELEASE AND WAIVER (the “Termination Release”) is made as of the 31st day of March, 2026 by and between DERIC EUBANKS (the “Executive”) and Ashford Hospitality Advisors, LLC (the “Company”).

WHEREAS, the Executive, and the Company have previously entered into an Amended and Restated Employment Agreement dated and made effective on January 1, 2023 (the “Agreement”) providing certain compensation and severance amounts upon the Executive’s termination of employment; and

WHEREAS, all capitalized terms not defined in this Termination Release shall have the meaning assigned to such terms in the Agreement;

WHEREAS, the parties acknowledge and agree that Executive’s employment will be voluntarily terminated by Executive without Good Reason on March 31, 2026; and

WHEREAS, the Executive has agreed, pursuant to the terms of the Agreement, to execute a release and waiver in the form set forth in this Termination Release in consideration of the Company’s agreement to provide the compensation and severance amounts upon the Executive’s termination of employment set out in the Agreement pursuant to Section 7(c); and

WHEREAS, the Company and the Executive desire to settle all rights, duties and obligations between them, including without limitation all such rights, duties, and obligations arising under the Agreement or otherwise out of the Executive’s employment by the Company;

NOW THEREFORE, intending to be legally bound and for good and valid consideration the sufficiency of which is hereby acknowledged, the Executive agrees as follows:

1.                SURVIVING TERMS OF THE AGREEMENT. For the avoidance of doubt, and notwithstanding the first sentence of Section 6 of the Agreement, Sections 5(e) (D&O Insurance Coverage), 7(c) (Effects of Termination), 9 (Confidential Information), 10 (Restrictive Covenants), 12 (Full Settlement), 13 (Disputes), 14 (Indemnification), 15 (Cooperation in Future Matters), 16(a) (Notices), 16(g) (Governing Law), and 16(l) (Non-Disparagement) of the Agreement shall survive termination of the Agreement, and are incorporated herein by reference.

2.                 QUALIFYING TERMINATION PAYMENTS AND CONDITIONS.

(a)               The Executive and the Company acknowledge and agree that the Date of Termination is March 31, 2026. Payment of the compensation and severance amounts contained in the Agreement is subject to Executive’s execution and non-revocation of this Termination Release and is due pursuant to the terms described in the Agreement. Consistent with the revocation period described below, no such payment will be due sooner than eight days following the date that Executive executes the Termination Release.

(b)               For the purpose of clarity, the Company shall pay the Executive $1,796,000.00 (the “Non-Compete Payment”), which is a payment equal to one times (1x) the sum of (x) the Base Salary in effect on the Date of Termination plus (y) the average Cash Incentive Bonus received by the Executive for the three complete calendar years immediately prior to the Date of Termination, as calculated pursuant to Section 7(c) of the Agreement. The Non-Compete Payment, less legally required withholdings and deductions, shall be paid in twelve (12) substantially equal monthly installments beginning on the Company’s first regular payroll date in April 2026.

(c)               Executive shall remain eligible to receive a 2025 Cash Incentive Bonus, adjusted to align with the bonus amounts awarded to similarly situated AINC executives for the 2025 performance year. Such bonus, if any, shall be paid at the same time and in the same manner as annual bonuses are paid to other AINC executives, and shall be subject to the same terms, conditions, and performance determinations in the Agreement.

(d)               Notwithstanding any provision of the Agreement to the contrary, the Executive’s outstanding deferred cash grants in the aggregate amount of $3,316,223 , which constitute the Other Incentive Bonus earned from Ashford-Related Entities, shall continue to vest and be paid in the ordinary course of business in accordance with the original vesting schedules applicable to such grants, subject to the Executive’s compliance with the terms and conditions of this Termination Release and the Agreement. From and following the Resignation Date, any period during which the Executive continues to comply with his obligations under Paragraph (e) on an uninterrupted basis shall be treated as continuous employment for purposes of determining the extent to which the Executive is vested under any and all Other Incentive Bonus previously granted or awarded to the Executive. For the avoidance of doubt, each such Other Incentive Bonus shall otherwise remain subject to the terms and conditions of the applicable award agreement and incentive plan under which such award was granted. In addition, the Executive’s 3,138 vested shares and 10,352 unvested shares of AINC common stock shall continue to be treated in accordance with the terms of the applicable equity award agreements, with unvested shares continuing to vest on their original schedule, subject to the Executive’s compliance with the terms and conditions of this Termination Release and the Agreement and as long as Executive complies with his obligations under Paragraph (e) on an uninterrupted basis shall be treated as continuous employment for purposes of determining the extent to which the Executive is vested under that plan.

(e)               In consideration of the continued vesting of the deferred cash grants described in Section 2(d) above, the Executive agrees to provide consulting services on a remote basis to the Company, as reasonably requested by the Company from time to time, for up to forty (40) hours per month during the period in which such deferred cash grants remain subject to vesting (the “Consulting Period”). The Executive shall make himself reasonably available during normal business hours to provide such services, which may include, without limitation, transition assistance, advisory support, and cooperation with respect to matters in which the Executive was involved during his employment. The Company shall provide reasonable advance notice of any request for consulting services and the consulting services shall be performed at times scheduled taking into consideration the Executive’s other commitments and family matters. The Executive’s failure to comply with his obligations under this Section 2(e) shall constitute a breach of this Termination Release and may result in the forfeiture of any unvested deferred cash grants described in Section 2(d). For the avoidance of doubt, the Executive’s obligations under this Section 2(e) are in addition to, and not in limitation or substitution of, the Executive’s obligations under Section 15 (Cooperation in Future Matters) of the Agreement, which shall remain in full force and effect in accordance with its terms.

(f)                In addition to the other payments and benefits provided for in this Termination Release, the Company shall pay the Executive $200,000 for the period from March 31, 2026 through June 30, 2026 (the “Transition Period”), during which the Executive shall make himself available on a part-time basis, up to twenty (20) hours per week, to assist the Company on a remote basis with matters he was working on prior to the Date of Termination, as reasonably requested by the Company. Such payment shall be made in substantially equal installments over the Transition Period in accordance with the Company’s regular payroll schedule, less legally required withholdings and deductions.

3.                 GENERAL RELEASE BY EXECUTIVE.

(a)              The Executive knowingly and voluntarily releases, acquits, covenants not to sue and forever discharges the Company and the Ashford-Related Entities (as defined below), and its or their respective current and past owners, parents, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, divisions and subsidiaries (collectively, the “Releasees”) from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, damages, causes of action, suits, rights, costs, losses, debts and expenses of any nature whatsoever, known or unknown, suspected or unsuspected, foreseen or unforeseen, matured or unmatured (collectively, the “Claims”), against them which the Executive or any of his heirs, executors, administrators, successors and assigns ever had, now has or at any time hereafter may have, own or hold by reason of any matter, fact, or cause whatsoever from the beginning of time up to and including the date of this Termination Release, including without limitation all claims arising under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act of 1974, Texas Labor Code Section 21.001, et seq. (Texas Employment Discrimination); Texas Labor Code Section 61.001, et seq. (Texas Pay Day Act); Texas Labor Code Section 62.002, et seq. (Texas Minimum Wage Act); Texas Labor Code Section 201.001, et seq. (Texas Unemployment Compensation Act); Texas Labor Code Section 401.001, et seq., specifically Section 451.001 formerly codified as Article 8307c of the Revised Civil Statutes (Texas Workers’ Compensation Act and Discrimination Issues); and Texas Genetic Information and Testing Law, each as amended, or any other federal, state or local laws, rules, regulations, judicial decisions or public policies now or hereafter recognized. Expressly excluded from this General Release are Claims which cannot be waived by law. For purposes of this Termination Release, “Ashford-Related Entities” means Ashford Inc. (“AINC”), Ashford Hospitality Trust, Inc. (“AHT”), and Braemar Hotels & Resorts Inc. (“BHR”), together with any of their respective affiliates.

(b)               The Executive represents that he has not filed or permitted to be filed against any of the Releasees, any complaints, charges or lawsuits and covenants and agrees that he will not seek or be entitled to any personal recovery in any court or before any governmental agency, arbitrator or self-regulatory body against any of the Releasees arising out of any matters set forth in Section 3(a) hereof. Nothing herein shall prevent the Executive from seeking to enforce his rights under the Agreement or the Termination Release. The Executive does not hereby waive or release his rights to any benefits under the Company’s employee benefit plans to which he is or will be entitled pursuant to the terms of such plans in the ordinary course.

4.                ADEA RELEASE BY EXECUTIVE. The Executive hereby completely and forever releases and irrevocably discharges the Releasees, from any and all Claims arising under the Age Discrimination in Employment Act (“ADEA”) on or before the date the Executive signs this Termination Release (the “ADEA Release”), and hereby acknowledges and agrees that: (i) this Termination Release, including the ADEA Release, was negotiated at arm’s length; (ii) this Termination Release, including the ADEA Release, is worded in a manner that the Executive fully understands; (iii) the Executive specifically waives any rights or claims under the ADEA; (iv) the Executive knowingly and voluntarily agrees to all of the terms set forth in this Termination Release, including the ADEA Release; (v) the Executive acknowledges and understands that any claims under the ADEA that may arise after the date of this Termination Release are not waived; and (vi) the rights and claims waived in this Termination Release, including the ADEA Release, are in exchange for consideration over and above anything to which the Executive was already entitled.

5.                GENERAL RELEASE BY COMPANY. The Company (on behalf of itself and the Ashford-Related Entities) does hereby fully, finally and completely release Executive from any and all Claims of any kind or nature arising out of the Executive’s employment with the Company arising from, relating to, or in any way connected with any facts or events occurring on or before the date of the Termination Release, provided, however, that the Executive is not released or discharged from his continuing obligations contained in the Termination Release, the Agreement, or in any other agreement with the Company.

6.                 NON-DISPARAGEMENT. The Executive covenants and agrees he will not make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which may, directly or indirectly, disparage the Company or its affiliates or their respective officers, directors, employees, advisors, businesses or reputations. Notwithstanding the foregoing, nothing herein or in the Agreement shall preclude the Executive from making truthful statements or disclosures that are required by applicable law, regulation or legal process. The Company covenants and agrees its directors, officers and other employees will not make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which may, directly or indirectly, disparage Executive or his family or his business or reputation; provided, however, the Company shall have no liability for any communication by its employees (other than its officers) that violates this non-disparagement clause, unless an officer of the Company is made aware of such communication and fails to take appropriate action to enforce this non-disparagement clause on behalf of the Company. Notwithstanding the foregoing, nothing herein or in the Agreement shall preclude the Executive or the Company’s officers and directors from making truthful statements or disclosures that are required by applicable law, regulation, or legal process.

7.                REAFFIRMATION OF CONTINUING OBLIGATIONS. Nothing in this Termination Release shall be deemed to affect or relieve the Executive from any continuing obligation contained in any other agreement with the Company or the Company’s rights with respect thereto. The Executive specifically acknowledges and reaffirms his continuing non-competition and non-solicitation obligations to the Company under the Agreement. The non-competition period shall be twelve (12) months following the Date of Termination. The non-solicitation period shall be twenty-four (24) months following the Date of Termination. The standstill period shall be twenty-four (24) months following the Date of Termination. The Executive further acknowledges that this reaffirmation is material to this Termination Release, and the Executive acknowledges and agrees that his continuing non-competition, non-solicitation, and standstill obligations under the Agreement are reasonable and enforceable and that he will not challenge or violate these covenants.

8.                 MODIFICATION; WAIVER. No modification or addition hereto or waiver or cancellation of any provision hereof shall be valid except by a writing signed by the party to be charged therewith. No delay on the part of any party to this Termination Release in exercising any right or privilege provided hereunder or by law shall impair, prejudice or constitute a waiver of such right or privilege.

9.                SEVERABILITY. If any provision contained in this Termination Release is determined to be void, illegal or unenforceable, in whole or in part, then the other provisions contained herein shall remain in full force and effect as if the provision which was determined to be void, illegal or unenforceable had not been contained herein.

10.              COSTS. The parties hereto agree that each party shall pay its respective costs, including attorneys’ fees, if any, associated with this Termination Release.

11.              FULLY UNDERSTOOD; PAYMENTS RECEIVED. By signing this Termination Release, the Executive acknowledges and affirms that he has read and understands the foregoing Termination Release, agreed to the terms of the Termination Release, and acknowledges receipt of a copy of the Termination Release. The Executive also hereby acknowledges and affirms the sufficiency of the compensation and severance amounts recited herein. The Executive further acknowledges that upon receipt of the compensation and severance amounts recited herein, he shall not be entitled to any further payment, compensation or remuneration of any kind from the Company, with respect to the Executive’s employment with the Company or otherwise.

12.              EMPLOYEE PROTECTIONS. Nothing contained in this Termination Release or any other document between the Executive or any of the Ashford related companies limits the Executive’s: (a) ability to report violations of federal law or regulation to any governmental agency or commission; or (b) right to receive an award for information provided to any governmental agency or commission.

13.              ENTIRE AGREEMENT. This Termination Release contains the entire agreement between the Executive and the Company and supersedes any and all prior understandings or agreements with respect to the subject matter hereof, whether written or oral, except as set forth herein and with respect to any of the Executive’s continuing obligations contained elsewhere (including those contained in the Agreement), which shall continue and remain in full force and effect per the terms of those covenants.

14.              ACKNOWLEDGMENT. The Company has advised the Executive to consult with an attorney of his choosing prior to signing this Termination Release and the Executive hereby represents to the Company that he has been offered an opportunity to consult with an attorney prior to signing this Termination Release. The Company has also advised the Executive that Executive has up to twenty-one days to consider and sign the Termination Release and up to seven days after signing in which to revoke acceptance by giving notice to Jim Plohg personally or by email at jplohg@ashfordinc.com no later than the seventh day after the Executive signs the Termination Release. The Executive acknowledges and agrees that any changes in the terms of this Termination Release, whether material or immaterial, after the date upon which the Executive first received this Termination Release shall not affect or restart the above-referenced twenty-one (21) day consideration period.

15.              THIRD-PARTY BENEFICIARIES. The Ashford-Related Entities are intended to be and shall be third-party beneficiaries of Paragraphs 3, 4, and 7 and shall be entitled to enforce them on their own behalf and in their own name.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Termination Release under seal as of the day and year first above written.

ASHFORD HOSPITALITY ADVISORS, LLC

By:	/s/ Eric Batis
Name:	Eric Batis
Title:	Chief Executive Officer

EXECUTIVE:

/s/ Deric Eubanks
deric eubanks

[SIGNATURE PAGE TO TERMINATION RELEASE]